Exhibit 99.2


         PLANETGOOD TECHNOLOGIES, INC. SECURES COMMITMENT FOR $223,000
                        IN DEBTOR-IN-POSSESSION LENDING

Indianapolis, Indiana February 16, 2001 - PlanetGood Technologies, Inc. (OTC BB:
PGPG) announced today that it has obtained a commitment for a $223,000 debtor-in-possession ("D-I-P") credit facility which the Bankruptcy Court has approved to assure on-going operations of the business. The D-I-P lending agreement ensures that the Company has capital to maintain day-to-day operations, including the delivery of post-petition goods and services.

Earlier this week, the Company and its subsidiary filed voluntary petitions with U.S. Bankruptcy Court for the Southern District of Indiana to reorganize under chapter 11 of the U.S. Bankruptcy Code. The reorganization period should have little impact on customers and employees. The Company has received the court's approval to pay employee salaries, wages and benefits without interruption. While under this protection, the Company will continue to seek additional funding or a buyer to purchase the on-going operations and assets of the Company.


CONTACT: PlanetGood Technologies, Inc.
Greg Urbanski, 317-806-3000
investor@planetgood.net